Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the registration statement on Form SB-2 of Reclamation Consulting and Applications, Inc., of our report dated September 2, 2004 on our audit of the consolidated financial statements of Reclamation Consulting and Applications, Inc. as of June 30, 2004, and the results of its operations and cash flows for each of the years in two year period ended June 30, 2004, and the reference to us under the caption "Experts"..

/s/ KABANI & COMPANY, INC.
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Kabani & Company, Inc.
Los Angeles, California
July 26, 2005